Exhibit 10.58

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

                                This Amendment, dated as of  October 24, 2001, is made by and among MEDTOX SCIENTIFIC, INC., a Delaware corporation (“Scientific”), MEDTOX LABORATORIES, INC., a Delaware corporation (“Laboratories”), MEDTOX DIAGNOSTICS, INC., a Delaware corporation (“Diagnostics”), and CONSOLIDATED MEDICAL SERVICES, INC., a Delaware corporation (“Consolidated”, and together with Scientific, Laboratories and Diagnostics, collectively, the “Borrowers, and each a “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation formerly known as Norwest Business Credit, Inc. (the “Lender”).

Recitals

                                The Borrowers and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of May 7, 2001 but effective as of March 31, 2001 (the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                                The Borrowers have requested that the Lender consent to the acquisition of the stock of Leadtech Corporation, a New Jersey corporation, the financing for that acquisition, and that certain amendments be made to the Credit Agreement. The Lender is willing to grant the Borrowers’ requests pursuant to the terms and conditions set forth herein.

                                NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

“‘Borrowing Base’ means, at any time and subject to change from time to time in the Lender’s sole discretion: (i) for Laboratories, 85% of the Eligible Accounts of Laboratories plus the lesser of 85% of the Eligible Leadtech Accounts or $250,000;

and (ii) for each other Borrower, 85% of the Eligible Accounts of the Borrower requesting the Revolving Advance.”

“‘Collateral’ means all of each Borrower’s Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrowers that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.”

“‘Companies’ means the Borrowers, the St. Paul Real Estate Subsidiary and Leadtech, and ‘Company’ means any of them.”

“‘Eligible Equipment’ means all Equipment owned by any Borrower for which the Lender has evidence satisfactory to it that such Equipment is free and clear of Liens other than the Security Interest.”

 “‘Eligible Leadtech Accounts’ means all Leadtech Accounts, arising out of the sale or lease of goods or rendition of services by Leadtech occurring after the consummation of the Leadtech Acquisition Documents, net of any credits, but excluding any of the following:

(i)                                     that portion of Leadtech Accounts unpaid 90 days or more after the invoice date;

(ii)                                  that portion of Leadtech Accounts that is disputed or subject to a claim of offset or a contra account;

(iii)                               that portion of Leadtech Accounts not yet earned by the final delivery of goods or rendition of services, as applicable;

(iv)                              Leadtech Accounts owed by any unit of government whether foreign or domestic;

(v)                                 Leadtech Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

(vi)                              Leadtech Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(vii)                           Leadtech Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of any of the Borrowers or Leadtech;

(viii)                        Leadtech Accounts not subject to a duly perfected security interest in the Lender’s favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

(ix)                                that portion of Leadtech Accounts that has been restructured, extended, amended or modified;

(x)                                   that portion of Leadtech Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

(xi)                                Leadtech Accounts owed by an account debtor, regardless of whether otherwise eligible, if 25% or more of the total amount due under Leadtech Accounts from such debtor is ineligible under clauses (i), (ii), or (ix) above; and

(xii)                             Leadtech Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.”

“‘Leadtech’ means Leadtech Corporation, a New Jersey corporation.”

“‘Leadtech Accounts’ means all of Leadtech’s accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to Leadtech arising out of the sale or lease of goods or rendition of services by Leadtech on an open account or deferred payment basis.”

“‘Leadtech Acquisition Documents’ means the Stock Purchase Agreement among, Scientific, Leadtech and the Sellers, dated as of            , 2001, the

Noncompetition Agreements among Scientific and each of the Sellers, the promissory notes issued by Scientific in favor of each Seller, the Guaranty by Diagnostics and Laboratories in favor of the Seller, the subordinated notes in the aggregate amount of $1,000,000 issued by Scientific, the warrants issued by Scientific in connection with such subordinated notes, the related private placement memorandum and each other document executed and delivered in connection with the foregoing.”

“‘Leadtech Sellers’ means Raoul D. Rudelli, M.D., Karl Verebey, Ph.D., and Michael Greenstein.”

Section 1.1 of the Credit Agreement is further amended by amending clause (v) of the definition of “Eligible Accounts to read as follows:

“(v)         Accounts owed by an account debtor located outside the United States which are not (C) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (D) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;”

2.             Rules of Interpretation. Section 1.2 of the Credit Agreement is amended to read as follows:

“Section 1.2 Other Definitional Terms; Rules of Interpretation. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”. Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.”

3.             Payments on 2001 Capex Note. Section 2.10(c)(i) of the Credit Agreement is amended to read as follows:

“(i) The amount of each 2001 Capex Advance shall be due and payable beginning on the first day of the first month after the date on which that 2001 Capex Advance is made, and continuing on the first day of each month thereafter, in substantially equal monthly installments in an amount sufficient to fully amortize the principal balance of that 2001 Capex Advance using one of the following amortization schedules, to be determined by the Lender in its sole discretion: (i) 48 equal monthly installments or (ii) 60 equal monthly installments; the principal amount to be paid each month on the 2001 Capex Note shall be the sum of such monthly installments; and”

4.             Permitted Indebtedness. Section 7.2 of the Credit Agreement is amended to add the following new subsection (d-1) immediately after subsection (d):

“(d-1)      unsecured indebtedness of not more than $1,200,000 owed to the Leadtech Sellers to finance the Leadtech Acquisition;”

5.             Investments and Subsidiaries. Section 7.4(b) of the Credit Agreement is amended to read as follows:

“(b)         The Borrowers will not create or permit to exist any Subsidiary, other than the Subsidiaries in existence on the date hereof and listed in Schedule 5.4, the St. Paul Real Estate Subsidiary and Leadtech.”

6.             Financing Statements. Section 3.6 of the Credit Agreement is amended by adding the following new sentence before the first sentence of that Section:

“Each Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest.”

7.             Liens. Section 7.1 of the Credit Agreement is amended by adding the following sentence at the end:

“No Borrower will amend any financing statements in favor of the Lender except as permitted by law.”

8.             Notices. Section 9.5 of the Credit Agreement is amended by adding the following at the end thereof:

“All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.3(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210. The Borrowers request that the Lender respond to all such requests which on their face appear to come from an authorized individual and release the Lender from any liability for so responding. The Borrowers shall pay the Lender the maximum amount allowed by law for responding to such requests.”

9.             No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

10.           Amendment Fee. The Borrowers shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $5,000 in consideration of the Lender’s execution and delivery of this Amendment.

11.           Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)           Copies of the Acquisition Documents, properly executed on behalf of the parties thereto, certified by the Secretary or Assistant Secretary of Laboratories as being true and correct copies thereof, and the Lender shall have reviewed and approved such Acquisition Documents in its sole discretion.

(b)           A separate guaranty, properly executed by Leadtech, pursuant to which Leadtech unconditionally guarantees the full and prompt payment of all Obligations.

(c)           A security agreement, duly executed by Leadtech.

(d)           Evidence that the Borrowers have received cash proceeds of not less than $700,000 in Subordinated Debt to partially finance the acquisition of Leadtech.

(e)           A certificate of the secretary of Leadtech certifying as to (ix) the resolutions of the board of directors  and, if required, shareholders, of that company authorizing the execution, delivery and performance of the guaranty executed and delivered to the Lender by it; (x) the company’s articles of incorporation and bylaws; and (xi) the signatures of the officers or agents authorized to execute and deliver such guaranty on behalf of such company.

(f)            Current searches of appropriate filing offices showing that (xii) no state or federal tax or judgment liens have been filed and remain in effect against Leadtech, (xiii) no financing statements have been filed and remain in effect against Leadtech except financing statements acceptable to the Lender in its sole discretion, and (xiv) the Lender has duly filed all financing statements necessary to perfect its security interests in the property of Leadtech, to the extent such security interests are capable of being perfected by filing.

(g)           An opinion of the Borrowers’ counsel as to the matters set forth in paragraphs 12(a) and 12(b) hereof and as to such other matters as the Lender shall require.

(h)           An opinion of Leadtech’s counsel as to such other matters as the Lender shall require.

(i)            Payment of the fee described in Paragraph 10.

(j)            Such other matters as the Lender may require.

12.           Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a)           Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

(b)           The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the articles of incorporation or by-laws of any Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

13.           Acquisition Documents. The Borrowers have furnished to the Lender true, complete and correct copies of all Acquisition Documents. The Acquisition Documents have not subsequently been amended, supplemented or modified. The Acquisition Documents constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. The Acquisition Documents have been duly executed and delivered by the parties thereto and are in full force and effect. All representations and warranties made by the Borrowers in the Acquisition Documents, and, to the best knowledge of the Borrowers after due inquiry, all representations and warranties made by the other parties to the Acquisition Documents, are true and correct in all material respects.

14.           References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

15.           No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

16.           Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

17.           Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 10 hereof.

18.           Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.		MEDTOX SCIENTIFIC, INC.
MEDTOX DIAGNOSTICS, INC.
MEDTOX LABORATORIES, INC.
CONSOLIDATED MEDICAL SERVICES,
By		INC.

	Its Vice President	By
Richard J Braun
Their Chief Executive Officer

M1:801850.04

3/27/03 1:30 PM